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                                                                   Exhibit 1.1.1


                                PRICING AGREEMENT

BANC ONE CAPITAL MARKETS, INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.
BNY CAPITAL MARKETS, INC.
COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
THE ROYAL BANK OF SCOTLAND PLC
U.S. BANCORP PIPER JAFFRAY INC.
THE WILLIAMS CAPITAL GROUP, L.P.
     As Representatives of the several
     Underwriters named in Schedule II hereto,


                                                                January 21, 2003

Dear Sirs:

     The Kroger Co., an Ohio corporation (the "Company"), and the Guarantors on
Schedule I and on the signature pages hereto propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 21, 2003 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters") the Securities (the "Designated Securities") and related Guarantees specified in Schedule III hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities and related Guarantees. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and related Guarantees pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule III hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities and related Guarantees, in the form heretofore delivered to you is now proposed to be filed with the Commission.

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     Subject to the terms and conditions set forth herein and in the
Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule III hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule II hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us thirteen counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and each of the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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                                Very Truly Yours,

                                 THE KROGER CO.

                               Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Designated Securities


                               By: /s/ Paul Heldman
                                  ----------------------------------------------
                                   Name:  Paul Heldman
                                   Title: Senior Vice President/President/
                                          Vice President

                               QUEEN CITY ASSURANCE, INC.
                               as Guarantor of the Designated Securities
                               RJD ASSURANCE, INC.
                               as Guarantor of the Designated Securities
                               VINE COURT ASSURANCE INCORPORATED,
                               as Guarantor of the Designated Securities

                               By: /s/ Bruce M. Gack
                                  ----------------------------------------------
                                   Name:  Bruce M. Gack
                                   Title: Senior Vice President/Vice President

                               RICHIE'S INC., as Guarantor of the Designated Securities

                               By: /s/ Paul Schweitzer
                                  ----------------------------------------------
                                   Name:  Paul Schweitzer
                                   Title: President

                               ROCKET NEWCO, INC.
                               as Guarantor of the Designated Securities
                               HENPIL, INC.
                               as Guarantor of the Designated Securities

                               By: /s/ Paul Schweitzer
                                  ----------------------------------------------
                                   Name:  Paul Schweitzer
                                   Title: Vice President

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Banc One Capital Markets, Inc.
J.P. Morgan Securities Inc.
Banc of America Securities LLC
Salomon Smith Barney Inc.
BNY Capital Markets, Inc.
Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A.
The Royal Bank of Scotland plc
U.S. Bancorp Piper Jaffray Inc.
The Williams Capital Group, L.P.

By: /s/ Robert Nordlinger
   ----------------------------------------------
    (Banc One Capital Markets, Inc.)
    On behalf of each of the Underwriters

By: /s/ Jose C. Padilla
   ----------------------------------------------
    (J.P. Morgan Securities Inc.)
    On behalf of each of the Underwriters

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                                   SCHEDULE I

Name of Guarantor                                    State of Organization
-----------------                                    ---------------------

Alpha Beta Company                                         California
Bay Area Warehouse Stores, Inc.                            California
Bell Markets, Inc.                                         California
Cala Co.                                                   Delaware
Cala Foods, Inc.                                           California
CB&S Advertising Agency, Inc.                              Oregon
Crawford Stores, Inc.                                      California
Dillon Companies, Inc.                                     Kansas
Dillon Real Estate Co., Inc.                               Kansas
Distribution Trucking Company                              Oregon
Drugs Distributors, Inc.                                   Indiana
F4L L.P.                                                   Ohio
FM, Inc.                                                   Utah
FMJ, Inc.                                                  Delaware
Food 4 Less GM, Inc.                                       California
Food 4 Less Holdings, Inc.                                 Delaware
Food 4 Less Merchandising, Inc.                            California
Food 4 Less of California, Inc.                            California
Food 4 Less of Southern California, Inc.                   Delaware
Fred Meyer, Inc.                                           Delaware
Fred Meyer Jewelers, Inc.                                  California
Fred Meyer Stores, Inc.                                    Delaware
Hughes Markets, Inc.                                       California
Hughes Realty, Inc.                                        California
Inter-American Foods, Inc.                                 Ohio
Junior Food Stores of West Florida, Inc.                   Florida
J.V. Distributing, Inc.                                    Michigan
KRGP Inc.                                                  Ohio
KRLP Inc.                                                  Ohio
The Kroger Co. of Michigan                                 Michigan
Kroger Dedicated Logistics Co.                             Ohio
Kroger Group Cooperative, Inc.                             Ohio
Kroger Limited Partnership I                               Ohio
Kroger Limited Partnership II                              Ohio
Kroger Texas L.P.                                          Ohio
Kwik Shop, Inc.                                            Kansas
Mini Mart, Inc.                                            Wyoming
Peyton's-Southeastern, Inc.                                Tennessee
QFC Sub, Inc.                                              Washington

Name of Guarantor                                    State of Organization
-----------------                                    ---------------------

Quality Food Centers, Inc.                                 Washington
Quality Food Holdings, Inc.                                Delaware
Quality Food, Inc.                                         Delaware
Quik Stop Markets, Inc.                                    California
Ralphs Grocery Company                                     Delaware
Second Story, Inc.                                         Washington
Smith's Beverage of Wyoming, Inc.                          Wyoming
Smith's Food & Drug Centers, Inc.                          Delaware
THGP Co., Inc.                                             Pennsylvania
THLP Co., Inc.                                             Pennsylvania
Topvalco, Inc.                                             Ohio
Turkey Hill, L.P.                                          Pennsylvania
Wells Aircraft, Inc.                                       Kansas


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                                   SCHEDULE II

UNDERWRITER                                     PRINCIPAL AMOUNT OF 5.50% SENIOR
                                                 NOTES DUE 2013 TO BE PURCHASED

Banc One Capital Markets, Inc.                            $108,125,000
J.P. Morgan Securities Inc.                               $108,125,000
Banc of America Securities LLC                            $108,125,000
Salomon Smith Barney Inc.                                 $108,125,000
BNY Capital Markets, Inc.                                  $15,000,000
Cooperatieve Centrale
     Raiffeisen-Boerenleenbank B.A.                        $15,000,000
The Royal Bank of Scotland plc                             $15,000,000
U.S. Bancorp Piper Jaffray Inc.                            $15,000,000
The Williams Capital Group, L.P.                            $7,500,000
                                                          ------------
     Total                                                $500,000,000


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                                  SCHEDULE III

TITLE OF DESIGNATED SECURITIES:

     5.50% Senior Notes due 2013

AGGREGATE PRINCIPAL AMOUNT:

     $500,000,000 of 5.50% Senior Notes due 2013

PRICE TO PUBLIC:

     99.809% of the principal amount of the 5.50% Senior Notes due 2013, plus accrued interest from January 28, 2003.

PURCHASE PRICE BY UNDERWRITERS:

     99.159% of the principal amount of the 5.50% Senior Notes due 2013, plus accrued interest from January 28, 2003.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Immediately available funds

INDENTURE:

     Indenture dated as of June 25, 1999, between the Company, the Guarantors and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, the Sixth Supplemental Indenture, dated September 22, 1999, the Seventh Supplemental Indenture, dated February 11, 2000, the Eighth Supplemental Indenture, dated February 11, 2000, the Ninth Supplemental Indenture, dated August 21, 2000, the Tenth Supplemental Indenture, dated May 11, 2001, the Eleventh Supplemental Indenture, dated May 11, 2001, the Twelfth Supplemental Indenture, dated August 16, 2001, the Thirteenth Supplemental Indenture, dated April 3, 2002, the Fourteenth Supplemental Indenture dated June 17, 2002 and the Fifteenth Supplemental Indenture dated January 28, 2003.

MATURITY:

     The 5.50% Senior Notes due 2013 will mature on February 1, 2013.

INTEREST RATES:

     The 5.50% Senior Notes due 2013 will bear interest from January 28, 2003 at 5.50%.

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INTEREST PAYMENT DATES:

     Interest on the 5.50% Senior Notes due 2013 is payable semiannually on February 1 and August 1 of each year commencing on August 1, 2003.

REDEMPTION PROVISIONS:

     As described in the Prospectus Supplement dated January 21, 2003.

SINKING FUND PROVISION:

     No sinking fund provisions.

DEFEASANCE PROVISIONS:

     As described in the Prospectus Supplement dated January 21, 2003.

GUARANTEES:

     Guaranteed by the Guarantors set forth on the signature pages and Schedule I to the Pricing Agreement.

TIME OF DELIVERY:

     January 28, 2003

CLOSING LOCATION:

     Offices of Fried, Frank, Harris, Shriver & Jacobson
     One New York Plaza,
     New York, New York 10004

                      NAME AND ADDRESS OF REPRESENTATIVES:

     Banc One Capital Markets, Inc.
     1 Banc One Plaza - 8th Floor
     Chicago, Illinois 60670

     J.P. Morgan Securities Inc.
     270 Park Avenue
     New York, New York 10017